VOTING AGREEMENT


                 AGREEMENT dated as of June 20, 1996 by and among Borden, Inc.

a New Jersey corporation ("Seller"), and the stockholders of AEP Industries

Inc., as Delaware corporation ("Buyer"), named on the signature pages to this voting agreement, severally but not jointly (the "Stockholders").

                                    RECITALS

                 Concurrently herewith, Seller and Buyer are entering into a

Purchase Agreement of even date herewith (the "Purchase Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the

Purchase Agreement) pursuant to which Buyer will purchase from Seller and the

Subsidiary Asset Sellers the Subsidiary Stock and the Assets (the "Stock and

Asset Purchase") in consideration for $280 million of cash and 2,412,818 shares of common stock, par value $0.01 per share, of Buyer (the "Buyer Common

Stock"), subject to adjustment pursuant to the terms and provisions of the

Purchase Agreement.

                 As a condition to Seller's willingness to enter into the

Purchase Agreement, Seller requires that each Stockholder enter into, severally but not jointly, and such Stockholder has agreed to enter into, this Agreement.

                                    AGREEMENT

                 To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

                 1.  Representations and Warranties.  Each Stockholder hereby severally but not jointly represents and warrants to Seller as follows:

                 (a)  Ownership of Shares.  (1)  Such Stockholder is either

         (i) the record holder and beneficial owner of, (ii) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee") of,
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         (iii) executor of an estate that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such executor, an "Executor") of, or (iv) the beneficial owner but not the record holder of, the number of shares of Buyer Common Stock as set forth opposite such Stockholder's name on Section 1 of the disclosure schedule attached hereto (the "Voting Agreement Disclosure Schedule")

         (the "Shares").

                 (2)  On the date hereof, the Shares set forth opposite such

         Stockholder's name on Section 1 of the Voting Agreement Disclosure

         Schedule constitute shares of Buyer Common Stock owned of record or beneficially by such Stockholder.

                 (3)  Such Stockholder has power of disposition with respect to all of the Shares set forth opposite such Stockholder's name on Section

         1 of the Voting Agreement Disclosure Schedule and voting power with respect to the matters set forth in Section 2 hereof, in each case with respect to all of the Shares set forth opposite such Stockholder's name on Section 2 of the Voting Agreement Disclosure Schedule, with no restrictions on such rights, subject to applicable federal securities laws, margin regulations and standard margin arrangements, the limitations noted on the Voting Agreement Disclosure Schedule and the terms of this Agreement.

                 (b)  Power; Binding Agreement.  Such Stockholder has the legal capacity, power and authority to enter into and perform all of such

         Stockholder's obligations under this Agreement.  The execution,

         delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party or by which such Stockholder is bound including, without limitation, any trust agreement, will, testamentary document, voting agreement,

         stockholders agreement, voting trust or other agreement.  This
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         Agreement has been duly and validly executed and delivered by such

         Stockholder.

                 (c)  No Conflicts.  (A) Except for the filing of an amendment to the Schedule 13D of the Stockholders on file with the Securities and

         Exchange Commission with respect to the Buyer Common Stock, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such

         Stockholder of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, estate or other organizational documents applicable to such Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default

         (or give rise to any third party right of termination, cancellation,

         material modification or acceleration) under any of the terms,

         conditions or provisions of any note, bond, mortgage, indenture,

         license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or (z) violate any order, writ,

         injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

                 (d)  Such Stockholder's Shares are free and clear of all

         proxies, voting trusts or agreements, understandings or similar arrangements, except for this Agreement and as reflected on the Voting

         Agreement Disclosure Schedule.

                 2.  Agreement to Vote.

                 2.1  Voting.  (a)  Subject to the limitations described on the

Voting Agreement Disclosure Schedule, each Stockholder hereby agrees that,

during the time this Agreement is in effect, at any meeting of the stockholders of Buyer, however called, or in connection with any written consent of the stockholders of Buyer, such Stockholder shall vote (or cause to be voted) the

Shares then held of record or beneficially by such Stockholder in favor of the

Stock and Asset Purchase and the authorization and issuance of shares of Buyer

Common Stock to Seller in connection therewith (the "Buyer Stock Issuance"),

the execution and delivery by Buyer of the Purchase Agreement and the approval of the terms thereof and each of the other actions contemplated by the Purchase

Agreement.

                 (b)      Subject to the limitations described on the Voting

Agreement Disclosure Schedule, each Stockholder hereby agrees that, during the time this Agreement is in effect, in the event such Stockholder sells,

transfers or otherwise disposes of any Shares following the record date for any meeting of the stockholders of Buyer or for any written consent of the stockholders of Buyer in connection with the Buyer Stock Issuance, such

Stockholder will retain the right to vote such Shares in connection with the

Buyer Stock Issuance and will vote such Shares held of record in accordance with the provisions of Section 2.1(a) hereof, in each case subject to the limitations described on the Voting Agreement Disclosure Schedule.

                 2.2  Private Sales.  Each Stockholder hereby agrees that,

during the time this Agreement is in effect, in the event such Stockholder sells, transfers or otherwise disposes of any Shares in a privately negotiated transaction (a "Private Sale"), the purchaser or transferee in such Private

Sale will be required to agree in writing to be bound by the terms and provisions of this Voting Agreement, in each case subject to the limitations described on the Voting Agreement Disclosure Schedule.

                 3.  Certain Covenants of the Stockholder.  Except in accordance with the terms of this Agreement, the Stockholder hereby severally covenants and agrees as follows:

                 3.1  Restriction on Stockholder Actions.  From the date hereof until the Termination Date, the Stockholder shall not, directly or indirectly,

take any action that would make any representation or warranty of such

Stockholder contained herein untrue or incorrect or otherwise transfer or sell any Shares prior to the Termination Date for the purpose of circumventing such

Stockholder's obligations under this Agreement.

                 4.  Further Assurances.  From time to time, at the other

party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this

Agreement.  Seller agrees to reimburse the Stockholders for any reasonable expenses incurred by such Stockholders in connection with any such further actions.

                 5.  Public Announcement.  Seller agrees to issue a news release or other public announcement pertaining to the transactions contemplated by the

Purchase Agreement within one (1) business day after the signing of this

Agreement and the Purchase Agreement.

                 6.  Termination.  The covenants and agreements contained herein shall terminate on the first to occur of (a) the Closing Date, (b) the date the

Purchase Agreement is terminated and (c) January 31, 1997 (the "Termination

Date").

                 7.  Miscellaneous.

                 7.1  Entire Agreement; Assignment; No Third Party

Beneficiaries.  This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties.  This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

                 7.2  Amendments.  This Agreement may not be modified, amended,

altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                 7.3  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram,

telex or telecopy, or by mail (registered or certified mail, postage prepaid,

return receipt requested) or by any courier service, such as Federal Express,

providing proof of delivery.  All communications hereunder shall be delivered to the respective parties at the following addresses:

                 If to any
                 Stockholder:     c/o EGS Partners, L.L.C.
                                  300 Park Avenue, 21st Floor
                                  New York, New York  10022
                                  Attn:  Arthur Goetchius
                                  Facsimile:  212-755-9188

                 copy to:         Schulte Roth & Zabel
                                  900 Third Avenue
                                  New York, New York  10022
                                  Attn:  Peter A. Nussbaum, Esq.
                                  Facsimile:  212-593-5955

                 If to
                 Borden, Inc.:    180 East Broad Street
                                  Columbus, Ohio 43215
                                  Attn:  Richard L. de Ney
                 copy to:         Simpson Thacher & Bartlett
                                  425 Lexington Avenue
                                  New York, New York  10017
                                  Attn:  David J. Sorkin, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                 7.4  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 7.5  Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

                 7.6  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

                 7.7  Descriptive Headings.  The descriptive headings used

herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 7.8  Severability.  Whenever possible, each provision or

portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this

Agreement will be reformed, construed and enforced in such jurisdiction as if
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such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                 7.9  Definitions; Construction.  For purposes of this

Agreement:

                 (a)  "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities

         Exchange Act of 1934, as amended (the "Exchange Act)), including pursuant to any agreement, arrangement or understanding, whether or not in writing.  Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such

         Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

                 (b)  "Person" shall mean an individual, corporation,

         partnership, joint venture, association, trust, unincorporated organization or other entity.

                 (c)  In the event of a stock dividend or distribution, or any change in the Buyer Common Stock by reason of any stock dividend,

         split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the

         Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                 IN WITNESS WHEREOF, Seller and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                      BORDEN, INC.


                                      By:   /s/ Richard L. de Ney
                                           Name:  Richard L. de Ney
                                           Title: Executive Vice President


                                       EGS Partners L.L.C.


                                       By:   /s/ William Ehrman
                                           Name:  William Ehrman
                                           Title: General Partner


                                       EGS Associates, L.P.


                                       By:   /s/ William Ehrman
                                           Name:  William Ehrman
                                           Title: General Partner


                                       BEV Partners, L.P.


                                       By:  /s/ William Ehrman
                                            Name:  William Ehrman
                                            Title: General Partner


                                       JONAS Partners, L.P.


                                       By:  /s/ William Ehrman
                                           Name:  William Ehrman
                                           Title: General Partner



                                            /s/ William Ehrman
                                                William Ehrman


                                            /s/ Frederic Greenberg
                                               Frederic Greenberg



                                            /s/ Frederick Ketcher
                                                 Frederick Ketcher



                                           /s/ Jonas Gerstl
                                               Jonas Gerstl
                                           /s/ James McLaren
                                               James McLaren

                                            /s/ Beverly Ehrman
                                                Beverly Ehrman

                                            /s/ Beverly Ehrman


                                                Beverly Ehrman as Custodian
                                                  for Stephanie Ehrman


                                            /s/ Linda Greenberg
                                           Linda Greenberg

                      Voting Agreement Disclosure Schedule

Section 1

Beneficial Owner                                                   Shares
- - ----------------                                                 ---------
EGS Partners, L.L.C. (certain managed accounts)                  314,302<F1>

EGS Associates, L.P.                                             138,418
BEV Partners, L.P.                                               120,033
Jonas Partners, L.P.                                               7,883

William Ehrman                                                    45,011
Frederic Greenberg                                                 6,003
Fredrick Ketcher                                                   4,802
Jonas Gerstl                                                           -
James McLaren                                                          -
Beverly Ehrman                                                    20,506
Beverly Ehrman as Custodian
for Stephanie Ehrman                                              15,562
Linda Greenberg                                                      801

Section 2

Beneficial Owner                                                 Shares
- - ----------------                                                --------

EGS Partners, L.L.C.                                           314,302<F2>

EGS Associates, L.P.                                           138,418
BEV Partners, L.P.                                             120,033
Jonas Partners, L.P.                                             7,883

William Ehrman                                                  45,011
Frederic Greenberg                                               6,003
Fredrick Ketcher                                                 4,802
Jonas Gerstl                                                         -
James McLaren                                                        -
Beverly Ehrman                                                  20,506
Beverly Ehrman as Custodian
for Stephanie Ehrman                                            15,562
Linda Greenberg                                                    801

____________________
[FN]
<F1>     The Beneficial Owner's exercise of its power to dispose of certain of such Shares is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all such Shares are subject to whatever instructions may be given by the client.

<F2>     The Beneficial Owner's voting power with respect to certain of such
         Shares is subject to the provisions of ERISA and all such Shares are subject to whatever instructions may be given by the client.